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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated November 10, 2000 relating to the financial statements of First Aid Direct, Inc. also incorporated by reference. We further consent to the reference to us under the heading "Experts" in such Prospectus.



                                                   /s/Rachlin Cohen & Holtz LLP

                                                   RACHLLIN COHEN & HOLTZ LLP



Ft. Lauderdale, Florida
February 21, 2001